UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                       Pursuant to Sections 13 or 15(d) of
                       The Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): February 16th, 1998

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                          WAVERIDER COMMUNICATIONS INC.
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               (Exact name of registrant as specified in charter)

                                     NEVADA
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         (State or other jurisdiction of incorporation or organization)



              0-25680                              33-0264030
     ---------------------------              ----------------------
      (Commission File Number)                  (I.R.S. Employer
                                              Identification Number)



            204 - 595 Howe Street, Vancouver, BC., Canada, V6C 2T5
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            (Address of Principal Executive Offices and Zip Code)


                                (604) 482-1211
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             (Registrant's telephone number, including area code)




        (Former name or former address, if changed since last report)

Item 9.     Sales of Equity Securities Pursuant to Regulation S.

1. Authorization for Sale and Issuance of Common Stock Units. On February 16th, 1998, WaveRider Communications Inc., (the "Company"), completed the distribution of 500,000 Common Stock Units at the price of U.S.$1.00 per Unit, each Unit consisting of One(1) share of Common Stock of the Company, and One (1) Common Stock Purchase Warrant ("Class E Warrants"), each Class E Warrant entitling the holder thereof to purchase One (1) share of the Company's Common Stock from the date of issuance until February 15th, 1999, at a price of U.S. One dollar and twenty-five cents, (U.S. $1.25) per share. The Common Stock Units were offered and sold outside the United States of America in reliance upon Rule 903(c)(2) of Regulation S under the Securities Act of 1933, as amended, (the "Act"). No value was assigned nor any part of the Unit purchase price allocated to the Class E Warrants.


Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February    16th,   1998.

                                          WaveRider Communications Inc.


                                    Per: /s/ D.B.Sinclair
                                             --------------------------
                                             Bruce Sinclair, President